SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2007

MOD-PAC CORP.

(Exact name of registrant as specified in its charter)

New York	0-50063	16-0957153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (716)873-0640

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by the Company on September 5, 2007, the employment of Larry N. Kessler, Vice President - Operations, terminated on August 30, 2007.  On September 17, 2007, the Company entered into a Confidential Separation Agreement, Waiver and Release with Mr. Kessler (the “Agreement”), which became effective September 25, 2007.  Under the terms of the Agreement, Mr. Kessler will continue to receive his salary and health benefits until April 11, 2008, as well as outplacement services for a period of six (6) months.  All other compensation, insurances and other benefits ceased on August 30, 2007.  Pursuant to the terms of the Agreement, Mr. Kessler released the Company from all claims other than his right to enforce the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Confidential Separation Agreement, Waiver and Release dated September 17, 2007 between MOD-PAC CORP. and Larry Kessler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOD-PAC CORP.

Dated:  September 26, 2007

By:          /s/ DANIEL G. KEANE

Daniel G. Keane

President and

Chief Executive Officer

 EXHIBIT INDEX

Exhibit	Description

10.1	Confidential Separation Agreement, Waiver and Release dated September 17, 2007 between MOD-PAC CORP. and Larry Kessler.